Exhibit 23(j)


                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
 of the OPTI-FLEX(R)Dynamic Fund:

We consent to the use of our report incorporated by reference herein dated February 20, 2001 for The OPTI-FLEX(R) Dynamic Fund as of December 31, 2000 and for the period indicated therein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.

                                                         KPMG LLP

Columbus, Ohio
April 26, 2001